Exhibit 10.1
Execution Version

Borrowing Base Agreement and Third Amendment to Amended and Restated Credit Agreement
THIS BORROWING BASE AGREEMENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 26, 2014 (the “Amendment Effective Date”), is by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders (together with its successors in such capacity, the “Administrative Agent”).
Recitals
WHEREAS, the Borrower, the Lenders and agents party thereto, and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of June 22, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement;
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to (i) adjust the requirements of the Total Leverage Ratio and Senior Secured Leverage Ratio for fiscal quarter ending March 31, 2014, (ii) permit certain adjustments to Consolidated EBITDA as described below, (iii) permit certain adjustments to the calculation of the Midstream Component and (iv) postpone the effectiveness of the Scheduled Upstream Component Redetermination currently scheduled to occur on April 1, 2014;
WHEREAS, the Administrative Agent and the Lenders party hereto are willing to amend the Credit Agreement and make certain accommodations with respect to the Upstream Component of the Borrowing Base, in each case as described herein, upon the satisfaction of the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Amendments to Credit Agreement
Section 1.01    Amendments to Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:

(a)The definition of “Applicable Margin” is hereby amended by adding the following at the end thereof:

Notwithstanding the foregoing, from and including (i) the earlier to occur of (A) the effective date of a Midstream Multiplier Increase and (B) April 1, 2014, to but excluding (ii) the Closing

Date (as defined in the Contribution Agreement), automatically and without any further action on the part of the Administrative Agent and the Lenders, the Applicable Margin shall be 200 basis points (in the case of ABR Loans) or 300 basis points (in the case of Eurodollar Loans), as applicable.
(b)The definition of “Consolidated EBITDA” is hereby amended by adding the following at the end thereof:
Notwithstanding the foregoing, any fees or expenses incurred in connection with the Borrower evaluating and negotiating a strategic disposition of all of its Midstream Properties, including, but not limited to the fees or expenses incurred in connection with the Contribution Agreement shall be added to Consolidated Net Income in determining Consolidated EBITDA.
(c)The definition of “Midstream Attributed Value” is hereby amended and restated in its entirety as follows:

“Midstream Attributed Value” means for any Midstream Properties, the Midstream EBITDA for such Midstream Properties multiplied by 3.75 (or 4.00, if elected pursuant to under Section 2.08(b)(iv)).
(d)The definition of “Midstream Component” is hereby amended and restated in its entirety as follows:

“Midstream Component” means an amount equal to the lesser of (a) Midstream EBITDA multiplied by 3.75 (or 4.00, if elected pursuant to under Section 2.08(b)(iv)) and (b) fifty-five percent (55%) of the Borrowing Base (or sixty percent (60%) of the Borrowing Base for the first two full fiscal quarters following an acquisition of Midstream Properties in an aggregate amount in excess of $25,000,000).
(e)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions where alphabetically appropriate:

“Contribution Agreement” means that certain Contribution Agreement, dated as of December 23, 2013, by and between the Borrower, Regency Energy Partners, L.P., a Delaware limited partnership, and Regal Midstream LLC, a Delaware limited liability company.

“Midstream Multiplier Increase” has the meaning assigned to such term in Section 2.08(b)(iv).

Section 1.02    Amendments to Section 2.08(b). Section 2.08(b) is hereby amended by adding new subsection (iv) at the end thereof as follows:

(iv)    Optional Increase of Midstream Multiplier and Effect Thereof. With respect to only the four-fiscal quarter periods ending December 31, 2013 and March 31, 2014, upon the election of the Borrower, the multiplier set forth in the definitions of “Midstream Attributed Value” and “Midstream Component” shall be increased from 3.75 to 4.00. To make such election, the Borrower shall deliver written notice to the Administrative
Agent. Such increase (a “Midstream Multiplier Increase”) shall be effective on the date of delivery of such written notice. Notwithstanding anything set forth in this Section 2.08, upon the Borrower’s election of a Midstream Multiplier Increase, the Midstream Component then in effect (as most recently determined pursuant to Section 2.08(b)(ii)) shall be recalculated by the Administrative Agent using the increased multiplier. The Administrative Agent shall deliver a New Midstream Component Notice to the Borrower and the Lenders, and the new Midstream Component, and the resulting new Borrowing Base shall become the new Midstream Component and the new Borrowing Base, respectively, effective and applicable to the Borrower, the Agents, any Issuing Bank and the Lenders as of the date of the Midstream Multiplier Increase.
Section 1.03    Amendments to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended as follows:

(f)Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Total Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, permit the Total Leverage Ratio to be greater than the applicable ratio set forth for such fiscal quarter below.

Fiscal Quarter Ended	Total Leverage Ratio
December 31, 2013	5.50:1.00
March 31, 2014	5.85:1.00
June 30, 2014	5.00:1.00
September 30, 2014	4.75:1.00
December 31, 2014 through the Maturity Date	4.50:1.00

(g)Section 9.01(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(h)
(f)    Senior Secured Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter ending on or before September 30, 2014, permit the Senior Secured Leverage Ratio to exceed the applicable ratio set forth below for such fiscal quarter.

Fiscal Quarter Ended	Total Senior Secured Leverage Ratio
December 31, 2013	3.15:1.00
March 31, 2014	3.40:1.00
June 30, 2014	3.05:1.00
September 30, 2014	2.95:1.00

ARTICLE II
Upstream Borrowing Base
Section 2.01    Notwithstanding anything to the contrary set forth in the Credit Agreement, the Scheduled Upstream Component Redetermination scheduled to become effective as of April 1, 2014 pursuant to Section 2.08(a)(iv)(A) of the Credit Agreement is hereby postponed and shall not become effective until the earlier to occur of (a) the Closing Date (as defined in the Contribution Agreement) or (b) June 1, 2014 (such date, the “Postponed Redetermination Date”). In addition, the Borrower, the Administrative Agent and the Lenders hereby agree that from and after the Amendment Effective Date, to but excluding the Postponed Redetermination Date, the amount of the Upstream Component shall be $380,000,000. For the avoidance of doubt, (i) the foregoing sentence shall not constitute an Interim Upstream Component Redetermination and (ii) this Section 2.01 shall not affect any of the Borrower’s obligations set forth in Section 8.12 of the Credit Agreement, including the obligation to deliver a Reserve Report dated as of December 31, 2013, on or before March 1, 2014.

ARTICLE III
Conditions Precedent
Section 3.01    This Amendment shall not become effective until the date on which each of the following conditions is satisfied:

(a)the Administrative Agent has received duly executed counterparts of this Amendment from the Borrower and each Lender, in such numbers as the Administrative Agent or its counsel may reasonably request;

(b)the Administrative Agent has received, for the account of each Lender, on or prior to the date hereof, upfront fees in an aggregate amount for each Lender equal to two and one-half basis points (0.025%) of the amount of such Lender’s Commitment;

(c)the Administrative Agent and the Lenders have received such other fees as may be agreed to among the Borrower, the Administrative Agent and the Lenders with respect hereto and all other fees due and payable on or prior to the effectiveness hereof as provided in any Loan Document, including to the extent invoiced in reasonable detail reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent); and

(d)before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will occur and be continuing as of the Amendment Effective Date.

The Administrative Agent is authorized to declare this Amendment effective upon the satisfaction of the foregoing conditions and shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding.

ARTICLE IV
Representations and Warranties

Section 4.01    Each Loan Party hereby represents and warrants to each Lender that:

(a)    each of the representations and warranties of such Loan Party set forth in the Credit Agreement and in the other Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct in all material respects as of such specified earlier date;
(b)    at the time of, and immediately after giving effect to, this Amendment, no Default has occurred and is continuing;
(c)    the execution, delivery and performance by such Loan Party of this Amendment are within its powers and have been duly authorized by all necessary corporate or other action;
(d)    this Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(e)    the execution, delivery and performance by such Loan Party of this Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Loan Parties or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment or the other Loan Documents, (ii) will not violate any applicable law or regulation or any Organization Document of such Loan Party or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by such Loan Party and (iv) will not result in the creation or imposition of any Lien on any Property of such Loan Party (other than the Liens created by the Loan Documents).
ARTICLE V
Miscellaneous
Section 5.01    Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Each Loan Party hereby (a) acknowledges the terms of this Amendment and (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, and any security interested granted by, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, notwithstanding the consents and waivers contained herein. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or the Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or the Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

Section 5.02    GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.03    Descriptive Headings, Etc. The descriptive headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Amendment are hereby incorporated into this Amendment in their entirety.

Section 5.04    Entire Agreement. This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

Section 5.05    Loan Document. This Amendment is a Loan Document executed under the Credit Agreement, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.06    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 5.07    Successors. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:	EAGLE ROCK ENERGY PARTNERS, L.P.
By:    Eagle Rock Energy GP, L.P.
By:    Eagle Rock Energy G&P, LLC

By:    /s/ Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Chief Financial Officer

GUARANTORS:	EROC MIDSTREAM ENERGY, L.P.
EROC QUITMAN GATHERING COMPANY, LP
EROC GATHERING COMPANY, LP
MIDSTREAM GAS SERVICES, L.P.
EAGLE ROCK FIELD SERVICES, L.P.
EAGLE ROCK ENERGY SERVICES, L.P.
EAGLE ROCK PIPELINE, L.P.
EAGLE ROCK UPSTREAM DEVELOPMENT II, L.P.
EAGLE ROCK GAS GATHERING & PROCESSING, LTD.
EAGLE ROCK OPERATING, L.P.
EAGLE ROCK GOM, L.P.
EAGLE ROCK DESOTO PIPELINE, L.P.
EAGLE ROCK MIDSTREAM, L.P.

By:	Eagle Rock Pipeline GP, LLC, its general partner

By:    /s/ Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP L.P.

By:	Eagle Rock Upstream Development Company, Inc., its general partner

By:    /s/ Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	Eagle Rock Upstream Development Company II, Inc., its general partner

By:    /s/ Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Chief Financial Officer

EAGLE ROCK ENERGY GP, L.P.

By:	Eagle Rock Energy G&P, LLC, its general partner

By:    /s/ Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Chief Financial Officer

EAGLE ROCK ENERGY G&P, LLC
HESCO GATHERING COMPANY, LLC
HESCO PIPELINE COMPANY, L.L.C.
EROC PRODUCTION, LLC
EAGLE ROCK PIPELINE GP, LLC
EAGLE ROCK ENERGY ACQUISITION CO., INC.
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.
ESCAMBIA ASSET CO. LLC
ESCAMBIA OPERATING CO. LLC
EAGLE ROCK ENERGY ACQUISITION CO. II, INC.
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.
SUPERIOR GAS COMPRESSION, LLC
GALVESTON BAY GATHERING, LLC
CMA PIPELINE PARTNERSHIP, LLC
EAGLE ROCK FINANCE CORP.
EAGLE ROCK ENERGY G&P HOLDING, INC.
EAGLE ROCK MARKETING, LLC
EAGLE ROCK GAS SERVICES, LLC
EAGLE ROCK MID-CONTINENT HOLDING, LLC
EAGLE ROCK MID-CONTINENT ASSET, LLC

By:    /s/ Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:    /s/ Shiloh Davila
Name:    Shiloh Davila
Title: Vice President

THE ROYAL BANK OF SCOTLAND, plc, as Co-Documentation Agent and Lender

By:    /s/ Sanjay Remond
Name:    Sanjay Remond
Title:    Director

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Michael Clayborne
Name:    Michael Clayborne
Title:    Vice President

COMPASS BANK, as a Lender

By:    /s/ Les Werme
Name:    Les Werme
Title:    Vice President

CITIBANK, N.A., as a Lender

By:    /s/ Peter Kardos
Name:    Peter Kardos
Title:    Vice-President

COMERICA BANK, as a Lender

By:    /s/ William Robinson
Name:    William Robinson
Title:    Vice President

ING CAPITAL LLC, as a Lender

By:    /s/ Juli Bieser
Name:    Juli Bieser
Title:    Director

By:    /s/ Charles Hall
Name: Charles Hall
Title:    Managing Director

ROYAL BANK OF CANADA, as a Lender

By:    /s/ Mark Lumpkin, Jr.
Name:    Mark Lumpkin, Jr.
Title:    Authorized Signatory

REGIONS BANK, as a Lender

By:    /s/ Kelly L. Elmore III
Name:    Kelly L. Elmore III
Title:    Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:    /s/ Terry Donovan
Name:    Terry Donovan
Title:    Managing Director

UBS AG, STAMFORD BRANCH, as a Lender

By:    /s/ Lana Gifas
Name:    Lana Gifas
Title:    Director

By:    /s/ Jennifer Anderson
Name:    Jennifer Anderson
Title:    Associate Director

CAPITAL ONE, N.A., as a Lender

By:    /s/ Matthew L. Molero
Name:    Matthew L. Molero
Title:    Sr. Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Justin M. Alexander
Name:    Justin M. Alexander
Title:    Senior Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:    /s/ Michelle Latzoni
Name:    Michelle Latzoni
Title:    Authorized Signatory

WHITNEY BANK, as a Lender

By:    /s/ Parker U. Mears
Name:    Parker U. Mears
Title:    Vice President